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                                                                   EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated May 17, 2007 of the Van Kampen Aggressive Growth Fund, Van Kampen Asset Allocation Conservative Fund, Van Kampen Asset Allocation Moderate Fund, Van Kampen Asset Allocation Growth Fund, Van Kampen Disciplined Small Cap Value Fund, Van Kampen Leaders Fund, Van Kampen Mid Cap Growth Fund, Van Kampen Select Growth Fund, Van Kampen Small Cap Growth Fund, Van Kampen Small Cap Value Fund, Van Kampen Utility Fund and Van Kampen Value Opportunities Fund, in the related Prospectuses and Statements of Additional Information and in the Registration Statement (Form N-1A) of the Van Kampen Equity Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 63 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-08122).

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP


Chicago, Illinois
July 19, 2007